                                                                                                EXHIBIT 10.32
                                               EMPLOYMENT AGREEMENT

         This  Employment  Agreement  ("Agreement")  is  entered  into  effective  as  of  __________________  (the
"Effective   Date"),   by  and  between  Ocean   Energy,   Inc.,  a  Texas   corporation   (the   "Company"),   and
_____________________ ("Employee").

         WHEREAS,  the Company has  heretofore  assumed the  Employment  Agreement  entered  into  effective  as of
___________________,  by and  between  Ocean  Energy,  Inc. a Delaware  corporation,  and  Employee  which has been previously amended in certain minor respects and is currently in effect (the "Employment Agreement"); and
         WHEREAS,  the Company employs  Employee and desires to continue such employment  relationship and Employee desires to continue such employment; and
         WHEREAS,  the Company and Employee desire to enter into an agreement  reflecting the current terms of such employment relationship that replaces the Employment Agreement;
         NOW,  THEREFORE,  in consideration of the mutual covenants,  representations,  warranties,  and agreements
contained  herein,  and  for  other  valuable  consideration,   the  receipt  and  adequacy  of  which  are  hereby
acknowledged, the parties agree as follows:
         1.       Effect  of  Agreement.  Effective  as of  the  Effective  Date,  this  Agreement  supersedes  and
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replaces the  Employment  Agreement in its entirety and the Employment  Agreement  shall be null and void and of no further force and effect.
         2.       Employment.  The Company hereby employs Employee,  and Employee hereby accepts  employment by the
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Company, on the terms and conditions set forth in this Agreement.
         3.       Term  of  Employment.  Subject  to the  provisions  for  earlier  termination  provided  in  this
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Agreement, the term of this Agreement (the "Term") shall be five (5) years commencing on the Effective Date.
         4.       Employee's   Duties.   During   the   Term  of  this   Agreement,   Employee   shall   serve   as
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____________________________________  of the  Company,  with such duties and  responsibilities  as may from time to time be assigned to him by the board of  directors  of the Company  (the  "Board"),  provided  that such duties are consistent with the customary duties of such position.
         Employee  agrees to devote his full  attention and time during normal  business  hours to the business and affairs of the Company and to use  reasonable  best efforts to perform  faithfully and  efficiently  his duties and responsibilities.  Employee shall not,  either  directly or indirectly,  enter into any business or employment with or for any person,  firm,  association  or corporation  other than the Company  during the Term of this  Agreement;
provided,  however,  that Employee shall not be prohibited from making  financial  investments in any other company or business or from serving on the board of directors of any other  company.  Employee  shall at all times  observe and comply with all lawful directions and instructions of the Board.
         5.       Base  Compensation.  For services  rendered by Employee under this  Agreement,  the Company shall
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pay to Employee a base salary ("Base  Compensation")  of  ______________  per annum payable in accordance  with the
Company's  customary pay periods and subject to customary  withholdings.  The amount of Base Compensation  shall be reviewed by the Board on an annual  basis as of the close of each  fiscal year of the Company and may be  increased as the Board may deem  appropriate.  In the event the Board  deems it  appropriate  to increase  Employee's  annual base salary, said increased amount shall thereafter be the "Base  Compensation."  Employee's Base Compensation,  as
increased  from time to time,  may not  thereafter  be decreased  unless agreed to by Employee.  Nothing  contained herein  shall  prevent  the Board  from  paying  additional  compensation  to  Employee  in the form of  bonuses or otherwise during the Term of this Agreement.
         6.       Additional  Benefits.  In addition  to the Base  Compensation  provided  for in Section 5 herein,
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Employee shall be entitled to the following:
                  (a)      Expenses.  The Company  shall,  in  accordance  with any rules and policies  that it may
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         establish from time to time for executive  officers,  reimburse Employee for business expenses  reasonably incurred  in the  performance  of his duties.  It is  understood  that  Employee  is  authorized  to incur
         reasonable   business  expenses  for  promoting  the  business  of  the  Company,   including   reasonable
         expenditures  for travel,  lodging,  meals and client or  business  associate  entertainment.  Request for reimbursement for such expenses must be accompanied by appropriate documentation.
                  (b)      Disability   Insurance.   The  Company  has   heretofore   purchased  and  maintained  a
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         disability  insurance  policy  on  Employee.  Employee  owns and  benefits  from such  insurance,  and the
         Company has no interest  whatsoever  in such  policy.  The Company will  continue to maintain  such policy through  February,  2000, and Employee will assume the  responsibility  for any maintenance of such policy after February, 2000.
                  (c)      Vacation.  Employee  shall be entitled to five (5) weeks of vacation  per year,  without
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         any loss of  compensation  or benefits.  Employee shall not be entitled to  compensation  for, or to carry forward, any unused vacation time.
                  (d)      General  Benefits.  Employee shall be entitled to  participate  in the various  employee
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         benefit plans or programs  provided to the employees of the company in general,  including but not limited to, health,  dental,  disability and life insurance plans,  subject to the eligibility  requirements  with respect to each of such  benefit  plans or  programs,  and such other  benefits or  perquisites  as may be approved by the Board  during the Term of this  Agreement.  Nothing in this  paragraph  shall be deemed to prohibit the Company from making any changes in any of the plans,  programs or benefits  described in this
         Section 6, provided the change similarly affects all officers of the Company similarly situated.
                  (e)      Options.  Upon the  occurrence  of a  "Corporate  Change" as  defined  in Section  8(e),
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         Employee  shall be  considered  as  immediately  and totally  vested in any and all stock options or other similar  awards  previously  made to  Employee  by the  Company  or its  subsidiaries  under a "Long  Term
         Incentive  Plan" duly adopted by the Board (such options or similar  awards are  hereinafter  collectively referred to as "Options").
         7.       Confidential  Information.  Employee,  during the Term,  may have  access to and become  familiar
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with  confidential  information,  secrets and  proprietary  information  concerning the business and affairs of the
Company.  As to such confidential information, Employee agrees as follows:
                  (a)      During the  employment  of Employee with the Company and  thereafter  Employee will not, either  directly  or  indirectly,  disclose  to any third party  without  the  written  permission  of the
         Company,  nor use in any way (except as required in the course of his  employment  with the  Company)  any confidential  information,  secret or proprietary  information of the Company. In the event of a breach or threatened  breach of the provisions of this Section 7(a),  the Company shall be entitled,  in addition to any other remedies available to the Company,  to an injunction  restraining  Employee from disclosing such confidential information.
                  (b)      Upon  termination  of  employment  of Employee,  for  whatever  reason,  Employee  shall surrender to the Company any and all  documents,  manuals,  correspondence,  reports,  records and similar items then or thereafter  coming into the  possession of Employee which contain any  confidential,  secret or proprietary information of the Company.
         8.       Termination.  This Agreement may be terminated prior to the end of its Term as set forth below:
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                  (a)      Resignation  (other than for Good Reason).  Employee may resign,  including by reason of
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         retirement,  his  position  at any time by  providing  written  notice of  resignation  to the  Company in accordance  with Section 11 hereof.  In the event of such  resignation,  except in the case of resignation for Good Reason (as defined  below),  this Agreement shall terminate and Employee shall not be entitled to further  compensation  pursuant to this Agreement  other than the payment of any unpaid Base  Compensation accrued hereunder as of the date of Employee's resignation.
                  (b)      Death.  If Employee's  employment is terminated due to his death,  this Agreement  shall
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         terminate  and the  Company  shall have no  obligations  to  Employee  or his legal  representatives  with respect to this  Agreement  other than the  payment of any unpaid  Base  Compensation  previously  accrued hereunder.
                  (c)      Discharge.
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                           (i)      The  Company may  terminate  Employee's  employment  for any reason at any time upon written notice thereof  delivered to Employee in accordance  with Section 11 hereof.  In the event that  Employee's  employment  is  terminated  during the Term by the Company for any reason other than his Misconduct or Disability  (both as defined below),  then (A) the Company shall pay in lump sum in cash to Employee,  within fifteen (15) days following the date of termination,  an amount equal to the product of (i) Employee's Base  Compensation as in effect  immediately  prior to Employee's  termination,  multiplied by (ii) three,  (B) for three years following the date of termination,  the Company,  at its cost,  shall provide or arrange to provide  Employee  (and, as
                  applicable,   Employee's   dependents)  with  accident  and  group  health   insurance   benefits
                  substantially  similar  to those  which  Employee  (and  Employee's  dependents)  were  receiving immediately prior to Employee's  termination;  however, the welfare benefits otherwise receivable by  Employee  pursuant  to this  clause (B) shall be reduced  to the  extent  comparable  welfare benefits are actually  received by Employee  (and/or  Employee's  dependents)  during such period under any other  employer's  welfare  plan(s) or  program(s),  with Employee  being  obligated to promptly  disclose to the Company any such comparable  welfare  benefits,  (C) in addition to the aforementioned  compensation and benefits,  the Company shall pay in lump sum in cash to Employee within  fifteen (15) days  following  the date of  termination  an amount equal to the product of
                  (i)  Employee's  average  bonus  paid by the  Company  during  the  most  recent  two  (2)  years immediately  prior to the date of  termination,  multiplied by (ii) three and (D) Employee  shall be  considered  as  immediately  and  totally  vested in any and all Options  previously  made to
                  Employee by Company or its subsidiaries.
                           (ii)     Notwithstanding  the  foregoing  provisions  of this  Section  8, in the  event
                  Employee is terminated because of Misconduct,  the Company shall have no obligations  pursuant to this  Agreement  after  the  Date of  Termination  other  than the  payment  of any  unpaid  Base
                  Compensation  accrued through the Date of  Termination.  As used herein,  "Misconduct"  means (A)
                  the continued  failure by Employee to  substantially  perform his duties with the Company  (other than any such failure  resulting from Employee's  incapacity due to physical or mental illness or any such  actual  or  anticipated  failure  after the  issuance  of a Notice  of  Termination  by
                  Employee for Good Reason),  after a written  demand for  substantial  performance is delivered to
                  Employee  by the  Board,  which  demand  specifically  identifies  the  manner in which the Board believes that Employee has not substantially  performed his duties,  (B) the engaging by Employee in  conduct  which is  demonstrably  and  materially  injurious  to the  Company,  monetarily  or otherwise  (other than such  conduct  resulting  from  Employee's  incapacity  due to physical or mental  illness or any such  actual or  anticipated  conduct  after the  issuance  of a Notice of
                  Termination by Employee for Good Reason),  or (C)  Employee's  conviction for the commission of a felony.  Anything  contained  in  this  Agreement  to the  contrary  notwithstanding,  the  Chief
                  Executive  Officer of the  Company  shall  have the sole power and  authority  to  terminate  the employment of Employee on behalf of the Company.
                  (d)      Disability.  If  Employee  shall have been  absent  from the  full-time  performance  of
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         Employee's  duties with the Company for ninety (90)  consecutive  calendar  days as a result of Employee's incapacity due to physical or mental illness,  Employee's  employment may be terminated by the Company for
         "Disability"  and  Employee  shall not be entitled  to further  compensation  pursuant to this  Agreement, except  that  Employee  shall be  considered  as  immediately  and  totally  vested in any and all Options previously granted to Employee by Company or its subsidiaries.
                  (e)      Resignation  for Good Reason.  Employee  shall be entitled to terminate  his  employment
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         for Good Reason as defined  herein.  If Employee  terminates  his  employment  for Good Reason he shall be entitled to the  compensation  and benefits  provided in Paragraph  8(c)(i)  hereof.  "Good  Reason" shall mean the occurrence of any of the following  circumstances  without  Employee's  express  written  consent unless such breach or  circumstances  are fully  corrected  prior to the Date of Termination  specified in the Notice of Termination given in respect hereof:
                           (i)      the material  breach of any of the Company's  obligations  under this Agreement without Employee's express written consent;
                           (ii)     the  continued  assignment  to  Employee  of any duties  inconsistent  with the office of __________________________;
                           (iii)    the  failure  by the  Company to pay to  Employee  any  portion  of  Employee's compensation on the date such compensation is due;
                           (iv)     the  failure by the  Company to  continue  to provide  Employee  with  benefits substantially  similar  to  those  enjoyed  by  other  officers  who have  entered  into  similar employment  agreements  with  Employer  under any of the  Company's  medical,  health,  accident, and/or disability plans in which Employee was participating immediately prior to such time;
                           (v)      a change in the location of  Employee's  principal  place of  employment by the
                  Company by more than 50 miles from the location  where he was  principally  employed  immediately prior to the date of such change; or
                           (vi)     the  failure  of the  Company  to  obtain  a  satisfactory  agreement  from any successor to assume and agree to perform this Agreement, as contemplated in Section 13 hereof.
                           In  addition,  the  occurrence  of  any  Corporate  Change  (as  defined  below),  shall constitute  "Good  Reason"  hereunder,  but only if Employee  terminates  his  employment  within ninety (90) days following the effective date of such Corporate Change.
                           A  "Corporate  Change"  shall occur if (A) the  Company  (1) shall not be the  surviving entity in any merger,  consolidation  or other  reorganization  (or survives only as a subsidiary of an entity  other than a  previously  wholly-owned  subsidiary  of the Company) or (2) is to be dissolved  and  liquidated,  and as a result  of or in  connection  with  such  transaction,  the persons who were  directors of the Company  before such  transaction  shall cease to constitute a majority of the Board,  (B) any person or entity,  including a "group" as contemplated by Section
                  13(d)(3) of the  Securities  Exchange  Act of 1934,  as amended,  acquires or gains  ownership or control (including,  without limitation,  power to vote) of 20% or more of the outstanding shares of the  Company's  voting stock (based upon voting  power),  and as a result of or in  connection with such  transaction,  the persons who were  directors of the Company  before such  transaction shall  cease  to  constitute  a  majority  of  the  Board,  or  (C)  the  Company  sells  all  or substantially  all of the  assets of the  Company  to any other  person or entity  (other  than a wholly-owned  subsidiary of the Company) in a  transaction  that  requires  shareholder  approval pursuant to the Texas Business Corporation Act.
                  (f)      Notice of  Termination.  Any  purported  termination  of  Employee's  employment  by the
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         Company under Sections 8(c) or 8(d), or by Employee under Section 8(e),  shall be  communicated by written
         Notice of  Termination  to the other party hereto in  accordance  with Section 11 hereof.  For purposes of this  Agreement,  a "Notice  of  Termination"  shall mean a notice  which,  if by the  Company  and if for
         Misconduct  or  Disability,  shall set forth in  reasonable  detail  the reason  for such  termination  of
         Employee's  employment,  or in the case of  resignation  by  Employee  for Good  Reason,  said notice must specify in reasonable  detail the basis for such  resignation.  A Notice of Termination  given by Employee pursuant  to Section  8(e) shall be  effective  even if given after the receipt by Employee of notice that the Board has set a meeting to consider  terminating  Employee for Misconduct.  Any purported  termination for which a Notice of Termination  is required  which is not effected  pursuant to this Section 8(f) shall not be effective.
                  (g)      Date of  Termination.  "Date  of  Termination"  shall  mean the  date  specified  in the
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         Notice of  Termination,  provided  that the Date of  Termination  shall be at least 15 days  following the date the  Notice of  Termination  is given.  Notwithstanding  the  foregoing,  in the  event  Employee  is terminated  for  Misconduct,  the Company may refuse to allow  Employee  access to the  Company's  offices
         (other than to allow Employee to collect his personal  belongings under the Company's  supervision)  prior to the Date of Termination.
                  (h)      Mitigation.  Employee  shall not be  required  to  mitigate  the  amount of any  payment
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         provided for in this  Section 8 by seeking  other  employment  or  otherwise,  nor shall the amount of any payment  provided for in this Agreement be reduced by any  compensation  earned by Employee as a result of employment by another  employer,  except that any severance  amounts  payable to Employee  pursuant to the
         Company's  severance  plan or policy for  employees in general shall reduce the amount  otherwise  payable pursuant to Sections 8(c)(i) or 8(e).
                  (i)      Excess  Parachute   Payments.   Notwithstanding   anything  in  this  Agreement  to  the
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         contrary,  to the extent that any payment or benefit  received or to be received by Employee  hereunder in connection with the termination of Employee's  employment  would, as determined by tax counsel selected by the  Company,  constitute  an "Excess  Parachute  Payment"  (as  defined in Section  280G of the  Internal
         Revenue  Code),  the Company  shall fully  "gross-up"  such payment so that  Employee is in the same "net"
         after-tax  position he would have been if such payment and gross-up  payments had not  constituted  Excess
         Parachute Payments.
                  (j)      Resignation  from Board.  In the event  Employee  is a member of the board of  directors
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         of the Company or any of its  subsidiaries,  and  Employee's  employment by the Company is terminated  for any reason (other than Employee's  death),  Employee shall immediately resign as a member of such board of directors  upon the  written  request of the  Chairman  of the Board.  Nothing  herein  shall be deemed to limit  the power of the  shareholders  of the  Company  to at any time  remove  any  director,  including, without limitation, Employee, in accordance with applicable law.
         9.       Non-exclusivity  of  Rights.  Nothing  in  this  Agreement  shall  prevent  or  limit  Employee's
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continuing or future  participation  in any benefit,  bonus,  incentive,  or other plan or program  provided by the
Company or any of its affiliated  companies and for which Employee may qualify,  nor shall anything herein limit or otherwise  adversely  affect  such rights as  Employee  may have under any  Options  with the Company or any of its affiliated companies.
         10.      Assignability.  The  obligations  of Employee  hereunder  are personal and may not be assigned or
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delegated  by him or  transferred  in any  manner  whatsoever,  nor are such  obligations  subject  to  involuntary alienation,  assignment  or transfer.  The Company  shall have the right to assign this  Agreement  and to delegate all rights, duties and obligations hereunder,  either in whole or in part, to any parent,  affiliate,  successor or subsidiary  organization or company of the Company,  so long as the obligations of the Company under this Agreement remain the obligations of the Company.
         11.      Notice.  For the purpose of this  Agreement,  notices and all other  communications  provided for
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in this  Agreement  shall be in writing  and shall be deemed to have been duly given  when  delivered  or mailed by
United  States  registered  mail,  return  receipt  requested,  postage  prepaid,  addressed  to the Company at its principal office address,  directed to the attention of the Board with a copy to the Secretary of the Company,  and to  Employee at  Employee's  residence  address on the  records of the  Company or to such other  address as either party may have  furnished to the other in writing in  accordance  herewith  except that notice of change of address shall be effective only upon receipt.
         12.      Validity.  The  invalidity  or  unenforceability  of any  provision of this  Agreement  shall not
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affect the validity or  enforceability  of any other provision of this Agreement,  which shall remain in full force and effect.
         13.      Successors; Binding Agreement.
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                  (a)      The Company  will  require any  successor  (whether  direct or  indirect,  by  purchase, merger,  consolidation  or otherwise)  to all or  substantially  all of the business  and/or assets of the
         Company to  expressly  assume  and agree to  perform  this  Agreement  in the same  manner and to the same extent that the Company  would be required to perform it if no such  succession  had taken place.  Failure of the Company to obtain such  agreement  prior to the  effectiveness  of any such  succession  shall be a breach of this Agreement and shall entitle  Employee to  compensation  from the Company in the same amount and on the same terms as he would be  entitled to  hereunder  if he  terminated  his  employment  for Good
         Reason,  except that for purposes of  implementing  the foregoing,  the date on which any such  succession becomes  effective  shall be deemed the Date of  Termination.  As used herein,  the term  "Company"  shall include any  successor  to its  business  and/or  assets as  aforesaid  which  executes  and  delivers the
         Agreement  provided for in this Section 13 or which  otherwise  becomes bound by all terms and  provisions of this Agreement by operation of law.
                  (b)      This  Agreement and all rights of Employee  hereunder  shall inure to the benefit of and be enforceable by Employee's personal or legal  representatives,  executors,  administrators,  successors, heirs,  distributees,  devisees and  legatees.  If Employee  should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts,  unless otherwise  provided herein,  shall be paid in accordance with the terms of this Agreement to Employee's  devisee,  legatee, or other designee or, if there be no such designee, to Employee's estate.
         14.      Miscellaneous.  No  provision of this  Agreement  may be modified,  waived or  discharged  unless
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such  waiver,  modification  or discharge is agreed to in writing and signed by Employee and such officer as may be specifically  authorized  by the  Board.  No waiver by either  party  hereto at any time of any breach by the other party hereto of, or in  compliance  with,  any  condition  or  provision of this  Agreement to be performed by such other  party  shall be deemed a waiver of similar or  dissimilar  provisions  or  conditions  at the same or at any prior  or  subsequent  time.  This  Agreement  is  an  integration  of  the  parties  agreement;  no  agreement  or representations,  oral or otherwise,  express or implied,  with respect to the subject matter hereof have been made by either  party,  except those which are set forth  expressly in this  Agreement.  THE  VALIDITY,  INTERPRETATION,
CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
         15.      Counterparts.  This  Agreement may be executed in one or more  counterparts,  each of which shall
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be deemed to be an original but all of which together will constitute one and the same instrument.
         16.       Arbitration.  Either  party  may elect  that any  dispute  or  controversy  arising  under or in
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connection  with this  Agreement be settled by arbitration  in Houston,  Texas in accordance  with the rules of the
American  Arbitration  Association then in effect. If the parties cannot mutually agree on an arbitrator,  then the arbitration  shall be conducted by a three arbitrator  panel,  with each party selecting one arbitrator and the two arbitrators  so selected  selecting  a third  arbitrator.  The  findings  of the  arbitrator(s)  shall be final and binding,  and judgment may be entered thereon in any court having  jurisdiction.  The findings of the arbitrator(s)
shall not be subject to appeal to any court,  except as otherwise  provided by  applicable  law. The  arbitrator(s)
may, in his or her (or their) own discretion, award legal fees and costs to the prevailing party.
         IN WITNESS  WHEREOF,  the parties  have  executed  this  Agreement  on  _____________,  effective  for all purposes as provided above.

                                                OCEAN ENERGY, INC.

                                             By:
                                             Name:
                                             Title:

                                             EMPLOYEE:

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